UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                   September 7, 2007
Date of Report (Date of earliest event reported)

                  Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Market Street, West Tower, Suite 3900, Philadelphia, Pennsylvania  19102-2112
(Address of principal executive offices)  (Zip Code)

(215) 448-1400
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Currently, we own 8,155,785 shares of Bank of America common stock (“B of A common stock”).  On September 7, 2007, we entered into a variable forward contract with Wachovia Bank, National Association with respect to four million shares of our B of A common stock and received approximately $144.5 million in proceeds.  We are retaining the ordinary dividends in connection with the four million shares, which currently amount to $10.24 million annually.  We intend to use the proceeds to repurchase shares of our common stock over the remainder of 2007, which is in addition to our guidance of $100 million of share repurchase in third quarter.

In addition to retaining the ordinary dividends, the variable forward contract allows us to monetize a portion of our B of A common stock while maintaining voting rights, as well as providing for downside protection and the ability to participate in future stock price appreciation up to a cap price of $61.25 per share, during the term of the contract.  The variable forward contract is scheduled to settle in September 2010, at which time we would deliver shares or cash.  If we settle in shares, the actual number of shares to be delivered will be determined based on the volume-weighted average price of the B of A common stock over a period of ten trading days prior to the settlement date.  We can also elect to settle that amount in cash.  We have pledged four million shares of B of A common stock as collateral to support our future delivery obligations under the contract, which will result in establishing an initial liability on our balance sheet of approximately $170 million.  In addition, we will accrue an interest expense of approximately $8.5 million, pre-tax, on an annual basis, beginning on the effective date of the contract.

In the ordinary course of their business, Wachovia and its affiliates have engaged, and may in the future engage, in financial advisory and/or investment banking transactions, bank service relationships, and distribution arrangements with us and our affiliates, including participating as a lender under our bank lines and as an underwriter in our recent offering of $300,000,000 5.65% Senior Notes due 2012.  They have received and will receive customary fees and commissions for these transactions.

FORWARD-LOOKING STATEMENTS—CAUTIONARY LANGUAGE

Except for historical information contained or incorporated by reference in this report, statements made in this report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “project”, “will”, “shall” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance.  In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, operations, trends or financial results.  We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements.  Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others:

•
Problems arising with the ability to successfully integrate our and Jefferson-Pilot Corporation’s businesses, which may affect our ability to operate as effectively and efficiently as expected or to achieve the expected synergies from the merger or to achieve such synergies within our expected timeframe;

•
Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, our products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products such as Actuarial Guideline VACARVM; restrictions on revenue sharing and 12b-1 payments; and the potential for U.S. Federal tax reform;

•
The initiation of legal or regulatory proceedings against us or our subsidiaries and the outcome of any legal or regulatory proceedings, such as: (a) adverse actions related to present or past business practices common in businesses in which we and our subsidiaries compete; (b) adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities, and extra-contractual and class action damage cases; (c) new decisions that result in changes in law; and (d) unexpected trial court rulings;

•	Changes in interest rates causing a reduction of investment income, the margins of our fixed annuity and life insurance businesses and demand for our products;

•
A decline in the equity markets causing a reduction in the sales of our products, a reduction of asset fees that we charge on various investment and insurance products, an acceleration of amortization of deferred acquisition costs, value of business acquired, deferred sales inducements and deferred front-end loads and an increase in liabilities related to guaranteed benefit features of our variable annuity products;

•	Ineffectiveness of our various hedging strategies used to offset the impact of declines in and volatility of the equity markets;

•
A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from our assumptions used in pricing its products, in establishing related insurance reserves, and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income including as a result of investor-owned life insurance business;

•
Changes in accounting principles generally accepted in the United States that may result in unanticipated changes to our net income, including the impact of the applications of Statement of Position 07-1 and Statements of Financial Accounting Standard 157 and 159;

•
Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations, and the adverse impact such action may have on our ability to raise capital and on its liquidity and financial condition;

•
Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse impact such action may have on the premium writings, policy retention, and profitability of its insurance subsidiaries;

•
Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in the portfolios of our companies requiring that we realize losses on such investments;

•
The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including our ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

•	The adequacy and collectibility of reinsurance that we have purchased;

•	Acts of terrorism, war, or other man-made and natural catastrophes that may adversely affect our businesses and the cost and availability of reinsurance;

•	Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that we can charge for our products;

•	The unknown impact on our business resulting from changes in the demographics of ourclient base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life;

•	Loss of key management, portfolio managers in the Investment Management segment, financial planners or wholesalers; and

•
Changes in general economic or business conditions, both domestic and foreign, that may be less favorable than expected and may affect foreign exchange rates, premium levels, claims experience, the level of pension benefit costs and funding, and investment results.

The risks included here are not exhaustive.  Our annual reports on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission include additional factors which could impact our business and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undo reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincoln National Corporation

By: /s/ Frederick J. Crawford
Frederick J. Crawford
Senior Vice President and
Chief Financial Officer

Date:  September 10, 2007